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                                                                    Exhibit 99.2

                          FORM OF RESIDENCY DECLARATION

                           ACE AVIATION HOLDINGS INC.

TO:            ACE AVIATION HOLDINGS INC. ("ACE")

AND TO:        ERNST & YOUNG INC.

               The undersigned Affected Unsecured Creditor hereby certifies and declares that it is, and if other than the undersigned, the Person who will be the registered holder of, and will be the beneficial owner of, and control and direct, the shares in the capital of ACE to be issued in respect of the undersigned Affected Unsecured Creditor's Proven Claim in connection with implementation of the Plan and/or to be issued in respect of the undersigned Affected Unsecured Creditor's participation in the Rights Offering of ACE:

               (a)           is a Canadian (as defined below); and

               (b) that the name and address of the undersigned Affected Unsecured Creditor is as follows:

                             Name: _____________________________________________

                             Address:  _________________________________________

                             ___________________________________________________

                             ___________________________________________________

               All of the terms denoted by initial capital letters and not otherwise defined herein shall have the meanings ascribed to them in the circular, proxy statement and prospectus.

               For purposes of this declaration, the term "Canadian" shall have the meaning ascribed to it in the Canada Transportation Act, namely:

               (a) a Canadian citizen pursuant to subsection 3(1) of the Citizenship Act or a permanent resident within the meaning of subsection 2(1) of the Immigration and Refugee Protection Act (Canada),

               (b) a government in Canada or an agent of such a government, or

               (c) a corporation or other entity that is incorporated or formed under the laws of Canada or a province, that is controlled in fact by Canadians and of which at least 75%, or such lesser percentage as the Governor in Council may by regulation specify, of the voting interests are owned and controlled by Canadians.

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                                     - 2 -

               A "CANADIAN CITIZEN" means, pursuant to subsection 3(1) of the Citizenship Act, (a) a person who was born in Canada after February 14, 1977;
(b) a person who was born outside of Canada after February 14, 1977 and at the time of his or her birth one of his or her parents, other than a parent who adopted him or her, was a Canadian citizen; (c) a person who has been granted or has acquired citizenship and, in the case of a person who is 14 years of age or over on the day that he or she is granted citizenship, he or she has taken the oath of citizenship; (d) a person who was a citizen immediately before February 15, 1977; or (e) a person who was entitled, immediately before February 15, 1977, to become a citizen under paragraph 5(1)(b) of the former Canadian Citizenship Act.

               DATED the ______ day of __________________________, 2004.



                                ---------------------------------------------
                                Signature of Affected Unsecured Creditor

INSTRUCTIONS:

1. This Declaration is to be completed by the person in whose name the Claim is held.

2.             Please return this completed declaration to:

               Ernst & Young Inc.
               355 Portage Avenue
               P.O. Box 2730
               Winnipeg, Manitoba
               R3B 2C3

               Attention:  the Monitor

               or by facsimile to:

               Ernst & Young Inc.

               Attention:   the Monitor

               (204) 941-2038
               (204) 941-2039
               (204) 941-2040

3. Any inquiries regarding this form of residency declaration should be directed to the above address or facsimile number, or by telephone at (204) 941-2215, for service in English, and (204) 941-2420, for service in French.